                                                              Exhibit (h)(11)(c)

AMENDMENT  TO  FUND  PARTICIPATION   AGREEMENTS  AND   ADMINISTRATIVE   SERVICES
AGREEMENTS

     This AMENDMENT, executed as of January 13, 2012, and effective May 1, 2012, is entered into by and among BLACKROCK ADVISORS, LLC ("BAL"), BLACKROCK INVESTMENTS, LLC ("BRIL"), BLACKROCK VARIABLE SERIES FUNDS, INC. (the "Fund"), and the following life insurance company organized under the laws of the state or jurisdiction as indicated below:

 AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE (the "Company") (Delaware)
                 (formerly known as AIG Life Insurance Company)

     WHEREAS, the Company, the Fund and BRIL are parties to several Fund Participation Agreements providing for the sale of shares of certain portfolios of the Fund ( the "Portfolios") to certain separate accounts of the Company; and

     WHEREAS, the Company and BAL are parties to several Administrative Services Agreements for the performance of certain administrative services by the Company in connection with the Portfolios; and

     WHEREAS, the parties wish to amend the Fund Participation Agreements and the Administrative Services Agreements (collectively, the "Agreements") in order to provide BAL and the Portfolios more flexibility with respect to the payment of administrative services fees to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree to amend the Agreements as follows:

1. Notwithstanding anything to the contrary in the Agreements, BAL, and/or any of its affiliates and/or, if approved by the Fund Board, any of the Portfolios may pay the Company for the performance of the Administrative Services.

2. Capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Agreement.

3. To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects except as amended hereby.

4. This Amendment shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws thereof.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers.

BLACKROCK ADVISORS, LLC

By:______________________

Name:___________________

Title:____________________


BLACKROCK INVESTMENTS, LLC

By:_________________________

Name:______________________

Title:_______________________


BLACKROCK VARIABLE SERIES FUNDS, INC.

By:_______________________________________

Name:_____________________________________

Title:____________________________________



AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                            ATTEST:

By:______________________________           By:______________________________
Name: Rodney E. Rishel                      Name: Lauren W. Jones
Title:  Senior Vice President               Title: Assistant Secretary